Exhibit 10.2
October 15, 2020
William S. Marshall, Ph.D

Re:    Separation Agreement
Dear Bill:
This letter sets forth the substance of the separation agreement (the “Agreement”) which Miragen Therapeutics, Inc. (the “Company”) is offering to you to aid in your employment transition.
1.Separation. Your last day of work with the Company and your employment termination date will be October 15, 2020 (the “Separation Date”). From the date of this letter until the Separation Date, your title will be Senior Technical Advisor.
2.Accrued Salary and Vacation. On the Separation Date, the Company will pay you all accrued salary and all accrued and unused vacation earned through the Separation Date, subject to standard payroll deductions and withholdings. You will receive this payment regardless of whether or not you sign this Agreement. You acknowledge that you were covered by the Company’s non-accrual vacation policy and as a result, you have no accrued but unused vacation time that the Company is obligated to pay you upon your separation from employment.
3.Severance Benefits. If you timely sign this Agreement (on or before the Separation Date) and allow the releases set forth herein to become effective, then the Company will provide you with the following severance benefits (the “Severance Benefits”):
(a)Severance Pay. In accordance with Section 8(b)(i) of the Employment Agreement between you and the Company dated December 2, 2016 (the “Employment Agreement”), the Company will pay you the equivalent of twelve (12) months of your base salary in effect as of the Separation Date, subject to standard payroll deductions and withholdings (“Severance Pay”). These payments will be made on the Company’s ordinary payroll dates, beginning with the Company’s first ordinary payroll date to occur at least seven (7) business days following the “Effective Date” as defined below, provided the Company has received the executed Agreement from you on or before that date, with the remaining payments to be made on the Company’s ordinary payroll dates thereafter.
(b)Accelerated Vesting. In accordance with Section 8(b)(ii) of the Employment Agreement, the Company will accelerate vesting of the shares subject to certain of your options, as detailed in Section 5 below.
(c)COBRA. In accordance with Section 8(b)(iii) of the Employment Agreement, to the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense. Later, you may be able to convert to an

William S. Marshall, Ph.D
October 15, 2020

individual policy through the provider of the Company’s health insurance, if you wish. If you timely elect continued coverage under COBRA, the Company will pay your COBRA premiums to continue your coverage (including coverage for eligible dependents, if applicable) through the period (the “COBRA Premium Period”) starting on the Separation Date and ending on the earliest to occur of: twelve (12) months following the Separation Date; (ii) the date you become eligible for substantially equivalent group health insurance coverage through a new employer; or (iii) the date you cease to be eligible for COBRA continuation coverage for any reason, including plan termination. In the event you become covered under another employer's group health plan or otherwise cease to be eligible for COBRA during the COBRA Premium Period, you must immediately notify the Company in writing of such event. Notwithstanding the foregoing, if the Company determines, in its sole discretion, that it cannot issue the COBRA premium reimbursement payment without potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company instead shall provide you with a taxable monthly payment equal to the monthly COBRA premium amount for the remainder of the COBRA Payment Period (the “Health Care Benefit Payment”). The Health Care Benefit Payment shall be paid in monthly installments on the same schedule that the COBRA premiums would have otherwise been paid and shall be equal to the amount that the Company would have otherwise paid for COBRA premiums, and shall be paid until the earlier of (i) expiration of the twelve (12) month period following the Separation Date or (ii) the date you voluntarily enroll in a health insurance plan offered by another employer or entity.
(d)Consulting Agreement. As an additional Severance Benefit, the Company will offer you the Consulting Agreement attached hereto as Exhibit A (the “Consulting Agreement”), pursuant to which you will be eligible to provide services to the Company. You must sign and return the Consulting Agreement no later than the Separation Date.
4.Benefit Plans. If you are currently participating in the Company’s group health insurance plans, your participation as an employee will end on the Separation Date. Thereafter, to the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense, with the potential for certain amounts to be paid by the Company as described in Section 3(c) above. Later, you may be able to convert to an individual policy through the provider of the Company’s health insurance, if you wish. You will be provided with a separate notice describing your rights and obligations with respect to continued group health insurance coverage under the applicable state and/or federal insurance laws
5.Stock Options. As of the Separation Date, you hold outstanding options to purchase an aggregate amount of 1,528,759 shares of the Company’s common stock (collectively, the “Options”) pursuant to the Company’s 2008 Equity Incentive Plan and the Company’s 2016 Equity Incentive Plan (collectively, and each as amended, the “Plans”). You hereby agree that, notwithstanding anything to the contrary in the terms of the Plans and your stock option grant notices and stock option agreements governing the Options (the “Option Documents”) or your service to the Company pursuant to the Consulting Agreement, vesting of the Options will cease as of the Separation Date. As of the Separation Date, 860,757 shares subject to the Options are vested. Notwithstanding anything to the contrary in the Option Documents and any other documents between you and the Company setting forth the terms of the Options, in accordance with Section

William S. Marshall, Ph.D
October 15, 2020

8(b)(ii) of the Employment Agreement, if you execute this Agreement, and fully comply with your obligations hereunder, 198,084 shall automatically vest, effective as of the Effective Date, such that the portion of shares subject to such Accelerated Option that would vest within twelve (12) months of the Separation Date shall be considered vested as of the Separation Date. Your right to exercise the Options, including the Accelerated Option, will continue to be as provided in the Plans.
6.Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, severance or benefits after the Separation Date.
7.Expense Reimbursements. You agree that, within ten (10) days of the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for reasonable business expenses pursuant to its regular business practice.
8.Taxes. Payments and benefits provided hereunder shall be subject to any applicable withholding. Payments and benefits provided hereunder are intended to be exempt from the application of Section 409A of the Code (“Section 409A”) or, if not so exempt, to comply with the provisions of Section 409A, and this Agreement shall be interpreted and construed accordingly. Your termination of employment hereunder shall be a “separation from service” for purposes of Section 409A.
9.Return of Company Property. Provided the Consulting Agreement goes into effect, you will be authorized to retain Company property after the Separation Date to provide services under the Consulting Agreement (which property you must return to the Company, without retaining any reproductions, upon termination of the Consulting Agreement or earlier if requested by the Company).
10.Proprietary Information and Post-Termination Obligations. Both during and after your employment you acknowledge your continuing obligations under your Proprietary Information, Inventions, Non-Solicitation and Non-Competition Agreement not to use or disclose any confidential or proprietary information of the Company and to refrain from certain solicitation and competitive activities. A copy of your Proprietary Information, Inventions, Non-Solicitation and Non-Competition Agreement is attached hereto as Exhibit B. Confidential information that is also a “trade secret,” as defined by law, may be disclosed (A) if it is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, in the event that you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the trade secret to your attorney and use the trade secret information in the court proceeding, if you: (A) file any document containing the trade secret under seal; and (B) do not disclose the trade secret, except pursuant to court order.

11.Confidentiality. The provisions of this Agreement will be held in strictest confidence by you and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement to your immediate family; (b) you may disclose

William S. Marshall, Ph.D
October 15, 2020

this Agreement in confidence to your attorney, accountant, auditor, tax preparer, and financial advisor; and (c) you may disclose this Agreement insofar as such disclosure may be required by law. Notwithstanding the foregoing, nothing in this Agreement shall limit your right to voluntarily communicate with the Equal Employment Opportunity Commission, United States Department of Labor, the National Labor Relations Board, the Securities and Exchange Commission, other federal government agency or similar state or local agency or to discuss the terms and conditions of your employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act.
12.Non-Disparagement. Both you and the Company agree not to disparage the other party, and the other party’s attorneys, directors, managers, partners, employees, agents and affiliates, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that both you and the Company may respond accurately and fully to any question, inquiry or request for information when required by legal process. The Company’s obligation under this Section are limited to Company representatives with knowledge of this provision and the Company’s Board of Directors as of the Effective Date. Notwithstanding the foregoing, nothing in this Agreement shall limit your right to voluntarily communicate with the Equal Employment Opportunity Commission, United States Department of Labor, the National Labor Relations Board, the Securities and Exchange Commission, other federal government agency or similar state or local agency or to discuss the terms and conditions of your employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act.
13.Cooperation after Termination. During the time that you are receiving payments under this Agreement, you agree to cooperate fully with the Company in all matters relating to the transition of your work and responsibilities on behalf of the Company, including, but not limited to, any present, prior or subsequent relationships and the orderly transfer of any such work and institutional knowledge to such other persons as may be designated by the Company, by making yourself reasonably available during regular business hours.
14.Release by You. In exchange for the payments and other consideration under this Agreement, to which you would not otherwise be entitled, and except as otherwise set forth in this Agreement, you, on behalf of yourself and, to the extent permitted by law, on behalf of your spouse, heirs, executors, administrators, assigns, insurers, attorneys and other persons or entities, acting or purporting to act on your behalf (collectively, the “Employee Parties”), hereby generally and completely release, acquit and forever discharge the Company, its parents and subsidiaries, and its and their officers, directors, managers, partners, agents, representatives, employees, attorneys, shareholders, predecessors, successors, assigns, insurers and affiliates (the “Company Parties”) of and from any and all claims, liabilities, demands, contentions, actions, causes of action, suits, costs, expenses, attorneys’ fees, damages, indemnities, debts, judgments, levies, executions and obligations of every kind and nature, in law, equity, or otherwise, both known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with your employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense

William S. Marshall, Ph.D
October 15, 2020

reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute, or cause of action; tort law; or contract law (individually a “Claim” and collectively “Claims”). The Claims you are releasing and waiving in this Agreement include, but are not limited to, any and all Claims that any of the Company Parties:
•has violated its personnel policies, handbooks, contracts of employment, or covenants of good faith and fair dealing;
•has discriminated against you on the basis of age, race, color, sex (including sexual harassment), national origin, ancestry, disability, religion, sexual orientation, marital status, parental status, source of income, entitlement to benefits, any union activities or other protected category in violation of any local, state or federal law, constitution, ordinance, or regulation, including but not limited to: the Age Discrimination in Employment Act, as amended (“ADEA”); Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; 42 U.S.C. § 1981, as amended; the Equal Pay Act; the Americans With Disabilities Act; the Genetic Information Nondiscrimination Act; the Family and Medical Leave Act; the Colorado Anti-discrimination Act; the Colorado Labor Relations Act; the Employee Retirement Income Security Act; the Employee Polygraph Protection Act; the Worker Adjustment and Retraining Notification Act; the Older Workers Benefit Protection Act; the anti-retaliation provisions of the Sarbanes-Oxley Act, or any other federal or state law regarding whistleblower retaliation; the Lilly Ledbetter Fair Pay Act; the Uniformed Services Employment and Reemployment Rights Act; the Fair Credit Reporting Act; and the National Labor Relations Act;
•has violated any statute, public policy or common law (including but not limited to Claims for retaliatory discharge; negligent hiring, retention or supervision; defamation; intentional or negligent infliction of emotional distress and/or mental anguish; intentional interference with contract; negligence; detrimental reliance; loss of consortium to you or any member of your family and/or promissory estoppel).
Notwithstanding the foregoing, other than events expressly contemplated by this Agreement you do not waive or release rights or Claims that may arise from events that occur after the date this waiver is executed and you are not releasing any right of indemnification you may have for any liabilities arising from your actions within the course and scope of your employment with the Company or within the course and scope of your role as a member of the Board of Directors and officer of the Company. Also excluded from this Agreement are any Claims which cannot be waived by law, including, without limitation, any rights you may have under applicable workers’ compensation laws and your right, if applicable, to file or participate in an investigative proceeding of any federal, state or local governmental agency. Nothing in this Agreement shall prevent you from filing, cooperating with, or participating in any proceeding or investigation before the Equal Employment Opportunity Commission, United States Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal government agency, or similar state or local agency (“Government Agencies”), or exercising any rights pursuant to Section 7 of the National Labor Relations Act. You further understand this Agreement does not limit your ability to voluntarily communicate with any

William S. Marshall, Ph.D
October 15, 2020

Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Agreement does not limit your right to receive an award for information provided to the Securities and Exchange Commission, you understand and agree that, you are otherwise waiving, to the fullest extent permitted by law, any and all rights you may have to individual relief based on any Claims that you have released and any rights you have waived by signing this Agreement. If any Claim is not subject to release, to the extent permitted by law, you waive any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a Claim in which any of the Company Parties is a party. This Agreement does not abrogate your existing rights under any Company benefit plan or any plan or agreement related to equity ownership in the Company; however, it does waive, release and forever discharge Claims existing as of the date you execute this Agreement pursuant to any such plan or agreement.

15.Release by the Company. The Company hereby releases and forever discharges you of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorney’s fees, damages, indemnities, and obligations of every kind and nature, in law, equity, or otherwise, related to your employment with the Company arising, accruing or based on any conduct occurring at any time before the date the Company executes this Agreement. Notwithstanding the foregoing, the Company’s release shall not apply to any claim, liability, demand, cause of action or other damages, indemnities or obligations based on or alleged to arise out of your service to the Company as an officer or director of the Company for which you are eligible to be indemnified under the Company’s Articles of Incorporation or Bylaws covered by Directors and Officers liability insurance maintained by the Company. For the avoidance of doubt, the Company preserves all rights under the Proprietary Information, Inventions, Non-Solicitation and Non-Competition Agreement.
16.Your Acknowledgments and Affirmations/ Effective Date of Agreement. You acknowledge that you are knowingly and voluntarily waiving and releasing any and all rights you may have under the ADEA, as amended. You also acknowledge and agree that (i) the consideration given to you in exchange for the waiver and release in this Agreement is in addition to anything of value to which you were already entitled, and (ii) that you have been paid for all time worked, have received all the leave, leaves of absence and leave benefits and protections for which you are eligible, and have not suffered any on-the-job injury for which you have not already filed a Claim. You affirm that all of the decisions of the Company Parties regarding your pay and benefits through the date of your execution of this Agreement were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law. You affirm that you have not filed or caused to be filed, and are not presently a party to, a Claim against any of the Company Parties. You further affirm that you have no known workplace injuries or occupational diseases. You acknowledge and affirm that you have not been retaliated against for reporting any allegation of corporate fraud or other wrongdoing by any of the Company Parties, or for exercising any rights protected by law, including any rights protected by the Fair Labor Standards Act, the Family Medical Leave Act or any related statute or local leave or disability accommodation laws, or any applicable state workers’ compensation law. You further acknowledge and affirm that you have been advised by this writing that: (a) your waiver and release do not apply to any rights or Claims that may arise after the execution date of this Agreement; (b) you have been advised hereby that you

William S. Marshall, Ph.D
October 15, 2020

have the right to consult with an attorney prior to executing this Agreement; (c) you have been given at least twenty-one (21) days to consider this Agreement; (d) you have seven (7) days following your execution of this Agreement to revoke this Agreement; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired unexercised (the "Effective Date"), which shall be the eighth day after this Agreement is executed by you.
17.No Admission. This Agreement does not constitute an admission by the Company of any wrongful action or violation of any federal, state, or local statute, or common law rights, including those relating to the provisions of any law or statute concerning employment actions, or of any other possible or claimed violation of law or rights.
18.Breach. The parties agree that upon any material breach of this Agreement the breaching party will forfeit all benefits of this Agreement. Further, the parties acknowledge that it may be impossible to assess the damages caused by violation of the terms of Sections 9, 10 11 and 12 of this Agreement and further agree that any threatened or actual violation or breach of those Sections of this Agreement will constitute immediate and irreparable injury to the non-breaching party. The parties therefore agree that any such breach of this Agreement is a material breach of this Agreement, and, in addition to any and all other damages and remedies available to the non-breaching party, that party shall be entitled to an injunction to prevent violation or breach of this Agreement. The parties agree that if either party is successful in whole or part in any legal or equitable action to enforce this Agreement, the enforcing party may recover from the breaching party all of the costs, including reasonable attorneys’ fees, incurred in enforcing the terms of this Agreement.
19.Miscellaneous. This Agreement, including its Exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of Colorado as applied to contracts made and to be performed entirely within Colorado.
If this Agreement is acceptable to you, please sign below on your Separation Date (but no earlier) and return it to me. The Company’s severance offer contained herein will automatically expire if you do not sign and return the fully signed Agreement within this timeframe.

William S. Marshall, Ph.D
October 15, 2020

I wish you good luck in your future endeavors.
Sincerely,
Miragen Therapeutics, Inc.

By:	/s/ Jeffrey S. Hatfield
Name: Jeffrey S. Hatfield
Title: Chairman of the Board

Agreed to and Accepted:

/s/ William S. Marshall
William S. Marshall, Ph.D

October 15, 2020
Date

Exhibit A – Consulting Agreement
Exhibit B – Proprietary Information, Inventions, Non-Solicitation and Non-Competition Agreement

Exhibit A
Consulting Agreement

This Consulting Agreement (the “Agreement”) by and between Miragen Therapeutics, Inc. (“Client”) and William S. Marshall, Ph.D. an individual (“Consultant”) is effective as of _____________, 2020, (the “Effective Date”).

RECITALS
WHEREAS the parties desire for the Client to engage Consultant to perform the services described herein and for Consultant to provide such services on the terms and conditions described herein; and
WHEREAS, the parties desire to use Consultant’s independent skill and expertise pursuant to this Agreement as an independent contractor;
NOW THEREFORE, in consideration of the promises and mutual agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

1.Engagement of Services. Consultant agrees to provide consulting services to include, among other things, research and clinical development activities of the Company and other services upon request of the CEO (“Executive”) or Board of Directors of the Client. Consultant agrees to exercise the highest degree of professionalism and utilize his expertise and creative talents in performing these services. Consultant agrees to make himself available to perform such consulting services throughout the Consulting Period, and to be reasonably available to meet with the Client at its offices or otherwise.
2.Compensation; Specific Projects.
2.1Monthly Retainer. In consideration for the services rendered pursuant to this Agreement and for the assignment of certain of Consultant’s right, title and interest pursuant hereto, during the Consulting Period, Client will pay Consultant a monthly retainer of $45,000 (the “Retainer”), to be paid within the first ten (10) days of each month, starting with the first month following the Effective Date of this Agreement. Consultant will submit invoices to the Client monthly, and the invoices shall contain at a minimum an accounting of activities performed and corresponding hours spent during the relevant period. Consultant will maintain, in accordance with generally-accepted accounting principles, complete and accurate records of the work performed sufficient to document the fees invoiced to Client for at least three (3) years following the date of the invoice, and will provide Client with such records at Client’s request.
2.2Specific Projects. In addition to the general consulting services described in Section 1 above, Client agrees to complete the following projects (together the “Specific Projects”):

Project #1 - Complete SOLAR and implement actions related to the FDA meeting (none envisaged for ATLL as of this point)

Project #2 - Select a lead candidate for the miR 29 program in IPF, applying the Client’s typical rigorous data and selection standards (this has been done except we want to be sure we also have studies planned to elaborate the PK/PD profile more fully and to assess a reduction in lung fibrosis in a model (or models) of established fibrotic disease)

Project #3 – Complete a comprehensive BD diligence room for all R&D assets for potential partnering

2.3Success Fees for Specific Projects. If the Company determines that by December 31, 2020 Consultant has fully completed all three Specific Projects, then the Client will provide Consultant with a success fee of $260,500. If, however, the Client determines that by December 31, 2020 Consultant has fully completed two of three Specific Projects, then the Client will pay Consultant a success fee of $130,250. Consultant will not be eligible for any success fee if he does not fully complete at least two of the Specific Projects by December 31, 2020. Any such success fee under this Section will be paid to Consultant by March 15, 2021.
2.4Performance Stock Unit Grants for Specific Projects. Subject to the approval of the Board, Consultant shall be granted performance-based restricted stock units (the “PSUs”), with the number of such PSUs to be determined as follows: (a) if the Client determines that by December 31, 2020 Consultant has fully completed all three Special Projects, 232,000 PSUs; (b) if the Client determines that by December 31, 2020 Consultant has fully completed two of three Special Projects, 154,667 PSUs; (c) if the Client determines that by December 31, 2020 Consultant has fully completed one of three Special Projects, 77,333 PSUs; and (d) if the Client determines that by December 31, 2020 Consultant has fully completed none of the Special Projects, zero PSUs. Such PSUs shall vest as of the date of grant and shall be subject to the terms of the Client’s 2016 Equity Incentive Plan and form of restricted stock unit agreement thereunder.
3.Ownership of Work Product. Consultant hereby irrevocably assigns, grants and conveys to Client all right, title and interest now existing or that may exist in the future in and to any document, development, work product, know-how, design, processes, invention, technique, trade secret, or idea, and all intellectual property rights related thereto, that is created by Consultant, to which Consultant contributes, or which relates to Consultant’s services provided pursuant to this Agreement (the “Work Product”), including all copyrights, trademarks and other intellectual property rights (including but not limited to patent rights) relating thereto. Consultant agrees that any and all Work Product shall be and remain the property of Client. Consultant will immediately disclose to the Client all Work Product. Consultant agrees to execute, at Client’s request and expense, all documents and other instruments necessary or desirable to confirm such assignment. In the event that Consultant does not, for any reason, execute such documents within a reasonable time of Client’s request, Consultant hereby irrevocably appoints Client as Consultant’s attorney-in-fact for the purpose of executing such documents on Consultant’s behalf, which appointment is coupled with an interest. Consultant shall not attempt to register any works created by Consultant pursuant to this Agreement at the U.S. Copyright Office, the U.S. Patent & Trademark Office, or any foreign copyright, patent, or trademark registry. Consultant retains no rights in the Work Product and agrees not to challenge Client’s ownership of the rights embodied in the Work Product. Consultant further agrees to assist Client in every proper way to enforce Client’s rights relating to the Work Product in any and all countries, including, but not limited to, executing, verifying and delivering such documents and performing such other acts (including appearing as a witness) as Client may reasonably request for use in obtaining, perfecting, evidencing, sustaining and enforcing Client’s rights relating to the Work Product.
4.Artist’s, Moral, and Other Rights. If Consultant has any rights, including without limitation “artist’s rights” or “moral rights,” in the Work Product which cannot be assigned (the “Non-Assignable Rights”), Consultant agrees to waive enforcement worldwide of such rights against Client. In the event that Consultant has any such rights that cannot be assigned or waived Consultant hereby grants to Client a royalty-free, paid-up, exclusive, worldwide, irrevocable, perpetual license under the Non-Assignable Rights to (i) use, make, sell, offer to sell, have made, and further sublicense the Work Product, and (ii) reproduce, distribute, create derivative works of, publicly perform and publicly display the Work Product in any medium or format, whether now known or later developed.
5.Representations and Warranties. Consultant represents and warrants that: (a) Consultant has the full right and authority to enter into this Agreement and perform his obligations hereunder; (b) Consultant has the right and unrestricted ability to assign the Work Product to Client as set forth in Sections 3 and 4 (including without limitation the right to assign any Work Product created by Consultant’s employees or contractors); (c) the Work Product has not heretofore been published in its entirety; and (d) the Work Product will not infringe upon any copyright, patent, trademark, right of publicity or privacy, or any other proprietary right of any person, whether contractual, statutory or common law. Consultant agrees to indemnify Client from any and all damages, costs, claims, expenses or other liability (including reasonable attorneys’ fees) arising from or relating to the breach or alleged breach by Consultant of the representations and warranties set forth in this Section 5.
6.Independent Contractor Relationship. Consultant is an independent contractor and not an employee of the Client. Nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship. The manner and means by which Consultant chooses to complete the consulting services are in Consultant’s sole discretion and control. In completing the consulting services, Consultant agrees to provide his own equipment, tools and other materials at his own expense. Consultant is not authorized to represent that he is an agent, employee, or legal representative of the Client. Consultant is not authorized to make any representation, contract, or commitment on behalf of Client or incur any liabilities or obligations of any kind in the name of or on behalf of the Client. Consultant shall be free at all times to arrange the time and manner of performance of the consulting services. Consultant is not required to maintain any schedule of duties or assignments. Consultant is also not required to provide reports to the Client. In addition to all other obligations contained herein,

Consultant agrees: (a) to proceed with diligence and promptness and hereby warrants that such services shall be performed in accordance with the highest professional standards in the field to the satisfaction of the Client; and (b) to comply, at Consultant’s own expense, with the provisions of all state, local, and federal laws, regulations, ordinances, requirements and codes which are applicable to the performance of the services hereunder.
7.Consultant’s Responsibilities. As an independent contractor, the mode, manner, method and means used by Consultant in the performance of services shall be of Consultant’s selection and under the sole control and direction of Consultant. Consultant shall be responsible for all risks incurred in the operation of Consultant’s business and shall enjoy all the benefits thereof. Any persons employed by or subcontracting with Consultant to perform any part of Consultant’s obligations hereunder shall be under the sole control and direction of Consultant and Consultant shall be solely responsible for all liabilities and expenses thereof. The Client shall have no right or authority with respect to the selection, control, direction, or compensation of such persons.
8.Tax Treatment. Consultant and the Client agree that the Client will treat Consultant as an independent contractor for purposes of all tax laws (local, state and federal) and file forms consistent with that status. Consultant agrees, as an independent contractor, that neither he nor his employees are entitled to unemployment benefits in the event this Agreement terminates, or workers’ compensation benefits in the event that Consultant, or any employee of Consultant, is injured in any manner while performing obligations under this Agreement. Consultant will be solely responsible to pay any and all local, state, and/or federal income, social security and unemployment taxes for Consultant and his employees. The Client will not withhold any taxes or prepare W-2 Forms for Consultant, but will provide Consultant with a Form 1099, if required by law. Consultant is solely responsible for, and will timely file all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement, except as provided herein. No part of Consultant’s compensation will be subject to withholding by Client for the payment of any social security, federal, state or any other employee payroll taxes. Client will regularly report amounts paid to Consultant with the appropriate taxing authorities, as required by law. Payments and benefits provided hereunder are intended to be exempt from the application of Section 409A of the Code (“Section 409A”) or, if not so exempt, to comply with the provisions of Section 409A, and this Agreement shall be interpreted and construed accordingly. The parties intend that the number of hours of service required hereunder shall not be greater than eight (8) hours per week.
9.No Employee Benefits. Consultant acknowledges and agrees that neither he nor anyone acting on his behalf shall receive any employee benefits of any kind from the Client. Consultant (and Consultant’s agents, employees, and subcontractors) is excluded from participating in any fringe benefit plans or programs as a result of the performance of services under this Agreement, without regard to Consultant’s independent contractor status. In addition, Consultant (on behalf of himself and on behalf of Consultant’s agents, employees, and contractors) waives any and all rights, if any, to participation in any of the Client’s fringe benefit plans or programs including, but not limited to, health, sickness, accident or dental coverage, life insurance, disability benefits, severance, accidental death and dismemberment coverage, unemployment insurance coverage, workers’ compensation coverage, and pension or 401(k) benefit(s) provided by the Client to its employees. Notwithstanding the above, this Agreement does not amend or abrogate in any manner any benefit continuation or conversion rights provided by the provision of a benefit plan or by law arising out of Consultant’s previous employment relationship with Client.
10.Expenses and Liabilities. Consultant agrees that as an independent contractor, he is solely responsible for all expenses (and profits/losses) he incurs in connection with the performance of services. Consultant understands that he will not be reimbursed for any supplies, equipment, or operating costs, nor will these costs of doing business be defrayed in any way by the Client. In addition, the Client does not guarantee to Consultant that fees derived from Consultant’s business will exceed Consultant’s costs. Notwithstanding the foregoing, the Client shall reimburse Consultant for reasonable out-of-pocket expenses incurred or paid by Consultant with respect to travel (or other reasonable expenses), all of which must be pre-approved in writing by Client.
11.Non-Exclusivity. The Client reserves the right to engage other consultants to perform services, without giving Consultant a right of first refusal or any other exclusive rights. Consultant reserves the right to perform services for other persons, provided that the performance of such services do not conflict or interfere with services provided pursuant to or obligations under this Agreement.
12.No Conflict of Interest. During the term of this Agreement, unless written permission is given by the Executive, Consultant will not accept work, enter into a contract, or provide services to any third party that provides products or services which compete with the products or services provided by the Client nor may Consultant enter into any agreement or perform any services which would conflict or interfere with the services provided pursuant to or the obligations under this Agreement. Consultant warrants that there is no other contract or duty on his part that prevents or impedes Consultant’s performance under this Agreement. Consultant agrees to indemnify Client from any and all loss or liability incurred by reason of the alleged breach by Consultant of any services agreement with any third party.
13.No Solicitation.  During the Consulting Period, and for a period of one (1) year thereafter, Consultant will not, directly or indirectly (whether for compensation or without compensation), without prior, express written approval from the Board of the Client (i) recruit, solicit or induce, or attempt to induce, any employee, consultant, or contractor of the Client to terminate their employment, contractual or other relationship with the Client; or (ii) solicit the business of any client or customer of the Company other than as expressly directed to by the Client.
14.Confidential Information. Consultant agrees to hold Client’s Confidential Information (as defined below) in strict confidence and not to disclose such Confidential Information to any third parties. Consultant also agrees not to use any of Client’s Confidential Information for any purpose other than performance of Consultant’s services hereunder.

“Confidential Information” as used in this Agreement shall mean all information disclosed by Client to Consultant, or otherwise, regarding Client or its business obtained by Consultant pursuant to services provided under this Agreement that is not generally known in the Client’s trade or industry and shall include, without limitation, (a) concepts and ideas relating to the development and distribution of content in any medium or to the current, future and proposed products or services of Client or its subsidiaries or affiliates; (b) trade secrets, drawings, inventions, know-how, software programs, and software source documents; (c) information regarding plans for research, development, new service offerings or products, marketing and selling, business plans, business forecasts, budgets and unpublished financial statements, licenses and distribution arrangements, prices and costs, suppliers and customers; and (d) any information regarding the skills and compensation of employees, contractors or other agents of the Client or its subsidiaries or affiliates. Confidential Information also includes proprietary or confidential information of any third party who may disclose such information to Client or Consultant in the course of Client’s business. Consultant’s obligations set forth in this Section shall not apply with respect to any portion of the Confidential Information that Consultant can document by competent proof that such portion: (i) is in the public domain through no fault of Consultant; (ii) has been rightfully independently communicated to Consultant free of any obligation of confidence; or (iii) was developed by Consultant independently of and without reference to any information communicated to Consultant by Client. In addition, Consultant may disclose Client’s Confidential Information in response to a valid order by a court or other governmental body, as otherwise required by law. All Confidential Information furnished to Consultant by Client is the sole and exclusive property of Client or its suppliers or customers. Upon request by Client, Consultant agrees to promptly deliver to Client the original and any copies of such Confidential Information. Notwithstanding the foregoing or anything to the contrary in this Agreement or any other agreement between Client and Consultant, nothing in this Agreement shall limit Consultant’s right to discuss Consultant’s engagement with the Client or report possible violations of law or regulation with the Equal Employment Opportunity Commission, United States Department of Labor, the National Labor Relations Board, the Securities and Exchange Commission, or other federal government agency or similar state or local agency or to discuss the terms and conditions of Consultant’s engagement with others to the extent expressly permitted by applicable provisions of law or regulation, including but not limited to "whistleblower" statutes or other similar provisions that protect such disclosure. Further, notwithstanding the foregoing, pursuant to 18 U.S.C. Section 1833(b), Consultant shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (1) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Consultant’s duty of confidentiality under this Consulting Agreement does not amend or abrogate in any manner Consultant’s continuing duties under any prior agreement between Consultant and the Client.

15.Term and Termination.
15.1Term. The term of this Agreement and the “Consulting Period” is for 12 months from the Effective Date set forth above, unless earlier terminated as provided in this Agreement.
15.2Termination. Either party may terminate this Agreement for any reason, or no reason, upon thirty (30) days’ advance written notice. The Client may terminate this Agreement before its expiration immediately if the Consultant materially breaches the Agreement. The parties agree that a “Material Breach” by Consultant shall occur if he: (i) fails to abide by any recognized professional standard, including any ethical standard; (ii) fails to provide services as reasonably requested by the Executive; (iii) secures other full-time employment that prohibits his ability to provide services to the Client; (iv) breaches any other material obligations of this Agreement, or (v) violates local, state, or federal laws.
15.3Effect of Termination. Upon any termination or expiration of this Agreement, Consultant (i) shall immediately discontinue all use of Client’s Confidential Information delivered under this Agreement; (ii) shall delete any such Client Confidential Information from Consultant’s computer storage or any other media, including, but not limited to, online and off-line libraries; and (iii) shall return to Client, or, at Client’s option, destroy, all copies of such Confidential Information then in Consultant’s possession. In the event the Client terminates this Agreement, or if Consultant terminates this Agreement, Consultant will not receive any additional consulting fees or other compensation as of the date of termination.
15.4Survival. The rights and obligations contained in Sections 3-6, 8-9, 13-14, 15.3, 15.4, and 16-24 will survive any termination or expiration of this Agreement.
16.Indemnification. Client agrees to release, defend, indemnify and hold Consultant harmless from any and all potential liabilities, losses or damages (including penalties, costs, attorney fees and liability to third parties) resulting from, related to or arising out of any claim, action, suit or proceeding against Consultant related to the wrongful or negligent conduct or performance, or failure of Client to comply with or perform its obligations and duties under this Agreement, including violations of any federal, state, or local statutes, laws, or regulations. This duty to hold harmless will extend beyond the term of this Agreement for events occurring within the term of this Agreement.
Excepting events for which Client has specifically assumed sole responsibility under this Agreement, Consultant agrees to release, defend, indemnify and hold Client harmless from any and all potential liabilities, losses or damages (including penalties, costs, attorney fees and liability to third parties) resulting from, related to or arising out of any claim, action, suit or proceeding against Client which is in any way related to Consultant’s performance under this Agreement, including violations of any federal, state, or local statutes, laws, or regulations and any claims related to worker’s compensation, wage and hour laws, employment taxes and benefits. This duty to hold harmless will extend beyond the term of this Agreement for events occurring within the term of this Agreement.

17.Insurance. Consultant will obtain for himself and his personnel before providing services, at his own expense, General Liability (GL) insurance coverage for consulting services performed under this Agreement and (if available under state law) worker’s compensation coverage.
18.Successors and Assigns. Consultant may not subcontract or otherwise delegate his obligations under this Agreement without Client’s prior written consent. Client may assign this Agreement. Subject to the foregoing, this Agreement will be for the benefit of Client’s successors and assigns, and will be binding on Consultant’s subcontractors or delegatees.
19.Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by overnight courier upon written verification of receipt; or (ii) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission. Notice shall be sent to the addresses set forth below or such other address as either party may specify in writing.
20.Governing Law. This Agreement shall be governed in all respects by the laws of the State of Colorado, as such laws are applied to agreements entered into and to be performed entirely within Colorado between Colorado residents. Any suit involving this Agreement shall be brought in a court sitting in Colorado. The parties agree that venue shall be proper in such courts, and that such courts will have personal jurisdiction over them.
21.Severability. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.
22.Waiver. The waiver by Client of a breach of any provision of this Agreement by Consultant shall not operate or be construed as a waiver of any other or subsequent breach by Consultant.
23.Injunctive Relief for Breach. Consultant’s obligations under this Agreement are of a unique character that gives them particular value; breach of any of such obligations will result in irreparable and continuing damage to Client for which there will be no adequate remedy at law; and, in the event of such breach, Client will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate and attorney’s fees).
24.Entire Agreement. This Agreement is being entered into as part of a Separation Agreement between Client and Consultant and will only become effective following execution of the Separation Agreement by Consultant and upon signature by the Client following receipt of the Separation Agreement. If Consultant signs but then revokes the Separation Agreement, then this Agreement will immediately termination upon the date of Consultant’s revocation. This Agreement constitutes the entire understanding of the parties relating to the subject matter and supersedes any previous oral or written communications, representations, understanding, or agreement between the parties concerning such subject matter. This Agreement shall not be changed, modified, supplemented or amended except by express written agreement signed by

Consultant and the Client. The parties have entered into separate agreements related to Consultant’s previous employment relationship with Miragen Therapeutics, Inc. These separate agreements govern the previous employment relationship between Consultant and Miragen Therapeutics, Inc., have or may have provisions that survive termination of Consultant’s relationship with Client under this Agreement, may be amended or superseded without regard to this Agreement, and are enforceable according to their terms without regard to the enforcement provision of this Agreement.
[The remainder of this page is intentionally blank. Signature page follows.]

    In Witness Whereof, the parties have executed this Agreement effective as of the date first written above.

“Client”	“Consultant”

Miragen Therapeutics, Inc.	William S. Marshall Ph.D

By:
Name (print):	Name (print): William S. Marshall
Title:
Address:
Telephone:
Fax:	Tel:
Fax:

Exhibit B
Proprietary Information, Inventions, Non-Solicitation and Non-Competition Agreement

CONFIDENTIALITY AND INVENTIONS ASSIGNMENT AGREEMENT
This Confidentiality and Inventions Assignment Agreement (“Agreement”) is made in consideration for my employment or continued employment by Miragen Therapeutics, Inc. or its subsidiaries or affiliates (the “Company”), and the compensation now and hereafter paid to me. I hereby agree as follows:

1. CONFIDENTIALITY.
1.1 Nondisclosure; Recognition of Company’s Rights. At all times during my employment and thereafter, I will hold in confidence and will not disclose, use, lecture upon, or publish any of Company’s Confidential information (defined below), except as such use is required in connection with my work for Company, or unless an office of Company expressly authorizes in writing such disclosure or publication. I will obtain the written approval of an officer of the Company before publishing or submitting for publication any material (written, oral, or otherwise) that relates to my work at Company and/or incorporates any Confidential Information. I hereby assign to Company any rights I have or acquire in any and all Confidential Information and recognize that all Confidential Information shall be the sole and exclusive property of Company and its assigns.
1.2 Confidential Information. The term “Confidential Information” shall mean any and all confidential knowledge, data or information related to Company’s business or its actual or demonstrably anticipated research or development, including without limitation (a) patents, patent application, trade secrets, inventions, ideas, processes, proprietary information, ideas, gene sequences, cell tines, samples, prototypes, drawings or schematics, chemical compounds, assays, biological materials, techniques, sketches, drawings, works of authorship, models, inventions, know-how, processes, apparatuses, equipment, algorithms, software programs, software source documents, and formulae related to the current, future, and proposed products and services of the Company, and including, without limitation, the Company’s information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, investors, employees, business and contractual relationships, information the Company provides regarding third parties, improvements, discoveries, developments, designs, and techniques; (b) information regarding products, plans for research and development, marketing and business plans, budgets, financial statements, contracts, prices, suppliers, and customers; (c) information regarding the skills and compensation of Company’s employees, contractors, and any other service providers of Company; and (d) the existence of any business discussions, negotiations, or agreements between Company and any third party.
1.3 Third Party Information. I understand, in addition, that Company has received and in the future will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter. I will hold Third Party Information in strict confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for Company) or use, except in connection with my work for Company, Third Party Information, unless expressly authorized by an Officer of Company in writing.
1.4 No Improper Use of Information of Prior Employers and Others. I represent that my employment by Company does not and will not breach any agreement with any former employer, including any noncompete agreement or any agreement to keep in confidence information acquired by me in confidence or trust prior to my employment by Company. I further represent that I have not entered into, and will not enter into, any agreement, either written or oral, in conflict herewith. During my employment by Company, I will not improperly use or disclose any confidential information or trade secrets of any former employer or other third party to whom I have an obligation of confidentiality, and I will not bring onto the premises of Company or use any unpublished documents or any property belonging to any former employer or other third party to whom I have an obligation of confidentiality, unless consented to in writing by that former employer or person. I will use in the performance of my duties only information that is generally known and used by persons with training and experience comparable to my own, is common knowledge in the industry or otherwise legally in the public domain, or is otherwise provided or developed by Company.
2. INVENTIONS.
2.1 Inventions and Proprietary Rights. As used in this Agreement, the term “Invention” means any ideas, concepts, information, materials, processes, data, programs, know-how, improvements, discoveries, developments, designs, artwork, formulae, other copyrightable works, and techniques and all Proprietary Rights therein. The term “Proprietary Rights” means all trade secrets, copyrights, trademarks, mask work rights, patents and other intellectual property rights recognized by the laws of any jurisdiction or country.

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2.2 Prior Inventions. I agree that I will not incorporate, or permit to be incorporated, Prior Inventions (defined below) in any Company Inventions (defined below) without Company’s prior written consent. I have disclosed on Exhibit A a complete list of all Inventions that I have, or I have caused to be, alone or jointly with others, conceived, developed, or reduced to practice prior to the commencement of my employment by Company, in which I have an ownership interest or which I have a license to use, and that I wish to have excluded from the scope of this Agreement (collectively referred to as “Prior Inventions”). If no Prior Inventions are listed in Exhibit A, I warrant that there are no Prior Inventions. If, in the course of my employment with Company, I incorporate a Prior Invention into a Company process, machine or other work, I hereby grant Company a non-exclusive, perpetual, fully-paid and royalty-free, irrevocable and worldwide license, with rights to sublicense through multiple levels of sublicensees, to reproduce, make derivative works of, distribute, publicly perform, and publicly display in any form or medium, whether now known or later developed, make, have made, use, sell, import, offer for sale, and exercise any and all present or future rights in, such Prior Invention.
2.3 Assignment of Company Inventions. Subject to Sections 2.2 and 2.5, I hereby assign and agree to assign in the future (when any such Inventions or-Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to Company all my right, title, and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) made, conceived, reduced to practice, or learned by me, either alone or with others, during the period of my employment by Company and which arise out of research or other activity conducted by, for or under the direction of the Company (whether or not conducted at the Company’s facilities, during working hours or using Company assets), or which are useful with or relate directly or indirectly to any product, service, other Invention or Proprietary Right that is sold, leased, used or under consideration or development by the Company. Inventions assigned to Company or to a third party as directed by Company pursuant to the section titled “Government or Third Party” are referred to in this Agreement as “Company Inventions.”
2.4 Obligation to Keep Company Informed. During the period of my employment and for one (1) year thereafter, I will promptly and fully disclose to Company in writing (a) all Inventions authored, conceived, or reduced to practice by me, either alone or with others, and (b) all patent applications filed by me or in which I am named as an inventor or co-inventor.
2.5 Government or Third Party. I also agree to assign all my right, title, and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by Company.
2.6 Enforcement of Proprietary Rights and Assistance. During the period of my employment and thereafter, I will assist Company in every proper way to obtain and enforce United States and foreign Proprietary Rights relating to Company Inventions in all countries. In the event Company is unable to secure my signature on any document needed in connection with such purposes, I hereby irrevocably designate and appoint Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act on my behalf to execute and file any such documents and to do all other lawfully permitted acts to further such purposes with the same legal force and effect as if executed by me.
3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that is required by Company) of all Inventions made by me during the period of my employment by Company, which records shall be available to, and remain the sole property of, Company at all times.
4. NO CONFLICTS OR SOLICITATION. I acknowledge that during my employment I will have access to and knowledge of Confidential Information. I also acknowledge that during my employment with the Company, I have held and/or will hold a management or executive position or am, or will be, an assistant to a manager or executive. To protect the Company’s Confidential Information, I agree that during the period of my employment by the Company I will not, without the Company’s express written consent, engage in any other employment or business activity directly related to the business in which the Company is now involved or becomes involved, nor will I engage in any other activities which conflict with my obligations to the Company. To protect the Company’s Confidential Information, and because of the position in the Company that I hold, I agree that during my employment with the Company whether full-time or part-time and for a period of one year after my last day of employment with the Company, I will not (a) directly or indirectly solicit or induce any employee of the Company to terminate or negatively alter his or her relationship with the Company or (b) directly or indirectly solicit the business of any client or customer of the Company (other than on behalf of the Company) or (c) directly or indirectly induce any client, customer, supplier, vendor, consultant or independent contractor of the Company to terminate or negatively alter his, her or its relationship with the Company. I agree that the geographic scope of the non-solicitation should include the “Restricted Territory” (as defined below). If any restriction set forth in this Section is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a
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range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.
5. COVENANT NOT TO COMPETE. I acknowledge that during my employment I will have access to and knowledge of Confidential Information. I also acknowledge that during my employment with the Company, I have held and/or will hold a management or executive position or am, or will be, an assistant to a manager or executive. To protect the Company’s Confidential Information, and because of the position in the Company that I may hold, I agree that during my employment with the Company whether full-time or part-time and for a period of one year after my last day of employment with the Company, I will not directly or indirectly engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in a “Restricted Business” in a “Restricted Territory” (as defined below). It is agreed that ownership of (i) no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation, or (ii) any stock I presently own shall not constitute a violation of this provision.

5.1 Reasonable. I agree and acknowledge that the time limitation on the restrictions in this paragraph, combined with the geographic scope, is reasonable. I also acknowledge and agree that this paragraph is reasonably necessary for the protection of Company’s Confidential Information as defined in paragraph 1.2 herein, that through my employment I shall receive adequate consideration for any loss of opportunity associated with the provisions herein, and that these provisions provide a reasonable way of protecting Company’s business value which will be imparted to me. If any restriction set forth in this Section is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

5.2 As used herein, the terms:

(i) “Restricted Business” shall mean the research, design, development, manufacture, marketing or sales of nucleic acid therapeutics and/or related diagnostics and other services (including research and development services) marketed, sold or under development by the Company at any time during my employment with the Company.

(ii) “Restricted Territory” shall mean any country, state, county, or locality in which the Company conducts business and any other country, city, state, jurisdiction, or territory in which the Company does business.

6. RETURN OF COMPANY PROPERTY. Upon termination of my employment or upon Company’s request at any other time, I will deliver to Company all of Company’s property, equipment, and documents, together with all copies thereof, and any other material containing or disclosing any Inventions, Third Party Information or Confidential Information of Company and certify in writing that I have fully complied with the foregoing obligation. I agree that I will not copy, delete, or alter any information contained upon my Company computer before I return it to Company. I further agree that any property situated on Company’s premises and owned by Company is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with Company in attending an exit interview and completing and signing. Company’s termination statement.

7. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement, by Company’s providing a copy of this Agreement or otherwise.

8. GENERAL PROVISIONS.
8.1 Governing Law and Venue. This Agreement and any action related thereto will be governed, controlled, interpreted, and defined by and under the laws of the State of Colorado, without giving effect to any conflicts of laws principles that require the application of the law of a different state. I hereby expressly consent to the personal jurisdiction and venue in the state and federal courts for the county in which Company’s principal place of business is located for any lawsuit filed there against me by Company arising from or related to this Agreement.

8.2 Severability. If any provision of this Agreement is, for any reason, held to be invalid or unenforceable, the other provisions of this Agreement will be unimpaired and the invalid or unenforceable provision will be deemed modified so that it is valid and enforceable to the maximum extent permitted by law.

8.3 Survival. This Agreement shall survive the termination of my employment and the assignment of this Agreement by Company to any successor-in-interest or other assignee and be binding upon my heirs and legal representatives.

8.4 Employment. I agree and understand that nothing in this Agreement shall confer any right with

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respect to continuation of employment by Company, nor shall it interfere in any way with my right or Company’s right to terminate my employment at any time, with or without cause and with or without advance notice.

8.5 Notices. Each party must deliver all notices or other communications required or permitted under this Agreement in writing to the other party at the address listed on the signature page, by courier, by certified or registered mail (postage prepaid and return receipt requested), or by a nationally-recognized express mail service. Notice will be effective upon receipt or refusal of delivery. If delivered by certified or registered mail, any such notice will be considered to have been given five (5) business days after it was mailed, as evidenced by the postmark. If delivered by courier or express mail service, any such notice shall be considered to have been given on the delivery date reflected by the courier or express mail service receipt. Each party may change its address for receipt of notice by giving notice of such change to the other party.

8.6 Injunctive Relief. I acknowledge that, because my services are personal and unique and because I will have access to the Confidential Information of Company, any breach of this Agreement by me would cause irreparable injury to Company for which monetary damages would not be an adequate remedy and, therefore, will entitle Company to injunctive relief (including specific performance). The rights and remedies provided to each party in this Agreement are cumulative and in addition to any other rights and remedies available to such party at law or in equity.

8.7 Waiver. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion.

8.8 Export. I agree not to export, directly or indirectly, any U.S. technical data acquired from Company or any products utilizing such data, to countries outside the United States, because such export could be in violation of the United States export laws or regulations.

8.9 Entire Agreement. The obligations pursuant to sections of this Agreement titled “Confidentiality” and “Inventions” shall apply to any time during which I was previously employed, or am in the future employed, by Company as an independent contractor if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matters hereof and supersedes and merges all prior communications between us with respect to such matters. No modification of or amendment to this Agreement, or any waiver of any rights under this Agreement, will be effective unless in writing and signed by me and an officer of Company. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

This Agreement shall be effective as of the first day of my employment with Company.

EMPLOYEE:		MIRAGEN THERAPEUTICS, INC.:

I ACKNOWLEDGE THAT I HAVE READ AND UNDERSTAND THIS AGREEMENT AND HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS IT WITH INDEPENDENT LEGAL COUNSEL.		ACCEPTED AND AGREED:

/s/ William S. Marshall		/s/ Jason A. Leverone

By:	William S. Marshall	By:	Jason A. Leverone

Title:	President & CEO	Title:	CFO

Date:	5/27/14	Date:	5/27/14

Address:	[Intentionally Omitted]	Address:	Boulder, CO
[Intentionally Omitted]
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EXHIBIT A

TO:	Miragen Therapeutics, Inc.

FROM:	____________________

DATE:	____________________

SUBJECT:	Previous Inventions

1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Miragen Therapeutics, Inc. (the “Company”) that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

☐	No inventions or improvements.

☐	See below:

_________________________________________________________________________________

_________________________________________________________________________________

_________________________________________________________________________________

☐	Additional sheets attached.

2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section I above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which f owe to the following party(ies):

	Invention or Improvement	Party(ies)	Relationship

1.	___________________________	___________________________	___________________________

2.	___________________________	___________________________	___________________________

3.	___________________________	___________________________	___________________________

☐	Additional sheets attached.

A-1